Exhibit 99.1

News release	August 21, 2023

HYZON MOTORS ANNOUNCES PROVEN GLOBAL INNOVATOR
ERIK ANDERSON TO BECOME CHAIRMAN OF THE BOARD

ROCHESTER, N.Y., – August 21, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN) (Hyzon or the Company), a high-power hydrogen fuel cell technology developer and global supplier of zero-emission heavy-duty fuel cell electric vehicles (FCEVs), today announced its Board of Directors elected Erik Anderson as Chairman of the Board of Directors, effective August 24, 2023. Anderson replaces George Gu, who resigned his position. The Board also elected Andrea Farace as Vice Chairman of Hyzon’s Board.

“I believe Hyzon is a truly exceptional company that is helping accelerate the hydrogen transition and commercialization with its proven fuel-cell technology and superior performance,” said Erik Anderson, incoming Chairman of Hyzon’s Board of Directors. “I am thrilled to continue working with the entire team in this new role to help advance the company’s compelling mission for the environment, the decarbonization industry and investors alike.”

Anderson – who has served on Hyzon’s Board of Directors since 2021 – is known as a global innovation leader and investor, with leadership roles spanning various sectors. As Founder and CEO of WestRiver Group, Anderson has vast experience propelling business growth, expanding organizational reach, and securing capital for growth-stage companies. He led four Special Purpose Acquisition Companies (SPACs) in the decarbonization space, seeking to identify impactful companies with scalable solutions to decarbonize the global economy. He also serves as Vice Chairman of Topgolf Callaway Brands and was previously the Executive Chairman of Topgolf Entertainment Group. Anderson also holds the position of Executive Chairman at Singularity Group, a global community leveraging exponential technologies to address the world's most pressing challenges. His accolades include the EY Entrepreneur of the Year Award, being named by Goldman Sachs as one of the Top 100 Most Intriguing Entrepreneurs, and receiving the Transformative CEO Award by The CEO Forum Group.

“I'd like to express our deep gratitude to George for his dedication and leadership since Hyzon’s founding in his role as Chairman,” said Parker Meeks, Hyzon’s Chief Executive Officer.

“As we look to the future, Erik brings proven experience and capabilities to this position, especially when it comes to driving commercialization, scaling companies, and raising capital. I look forward to working with him to help advance our company’s goals as we continue streamlining our core business units, enhancing our fuel-cell technology, and driving forward our ongoing commercialization.”

Andrea Farace, incoming Vice Chairman of the Board, is an accomplished executive and leader with a long global career spanning more than 40 years in finance and general business management, including 20 years at Citigroup as Chief Executive officer or Chief Operating Officer of a number of institutional businesses. He has substantial background in corporate governance, having chaired or been a member of multiple public and private boards, including those of regulated businesses. He is currently Chairman of the Board of HBL Bank UK, a regulated full service UK bank, and member of the board of two fintech companies based in the UK, Germany and Italy. He also brings a unique global perspective to Hyzon, having managed in his career financial and industrial businesses in the US, UK, Central Eastern Europe, Middle East, Africa, Italy, Japan and Asia.

Accelerating the
Energy Transition	hyzonmotors.com

George Gu, who is leaving Hyzon to pursue other personal and professional endeavors, expressed optimism for the future of Hyzon. “I’m proud of Hyzon’s accomplishments so far in their mission to decarbonize the transportation industry and our global climate. I have full confidence in the strength of the new management team and the Board of Directors.”

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About Hyzon
Hyzon Motors is a global supplier of high-power fuel cell technology focused on integrating its solutions into zero-emission heavy-duty fuel cell electric vehicles. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe, Australia, and New Zealand to mitigate emissions from diesel transportation - one of the single largest sources of global carbon emissions. Hyzon collaborates with partners across the hydrogen value chain to bring clean hydrogen to the market to support fuel cell vehicle deployments. Hyzon is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements
This press release includes "forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements, including statements about our business outlook and our ability to raise capital, are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the "Risk Factors'' section of Hyzon's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the "SEC") on July 14, 2023, our Registration Statement on Form S-1 filed with the SEC on July 30, 2021, our Form 10-K for the year ended December 31, 2022 filed with the SEC on May 31, 2023, and other documents filed by Hyzon from time to time with the SEC. Hyzon gives no assurance that Hyzon will achieve its expectations.

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For investors:
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Accelerating the
Energy Transition	hyzonmotors.com